UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – August 9, 2011

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2011, the Compensation Committee (the "Committee") of the Board of RF Monolithics, Inc. (the "Company"), approved the grant of 24,000 Stock Options (“SOs”) to Farlin A. Halsey.  The Committee also approved the grant of 16,000 SOs to each of Harley E Barnes, III; David B. Crawford; and James P. Farley.  Each of these SOs carry an exercise price of $1.04 and one-fourth of each of these grants will vest annually over the next four years.

The foregoing grants were made pursuant to the RF Monolithics, Inc. 2006 Equity Incentive Plan, as amended (the "2006 Plan").  When and to the extent that each of the SOs vests, subject to the terms and conditions of the award and the 2006 Plan, the recipient will be entitled to purchase one share of the Company's common stock at $1.04.

Details of the compensation for Named Executive Officers will be provided in the Company’s Proxy Statement and Annual Report on Form 10-K scheduled for filing in November 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E Barnes III
Harley E Barnes III
Chief Financial Officer

Date:	August 15, 2011